Exhibit 4.3.2





                       PSE&G TRANSITION FUNDING II LLC,

                                    Issuer


                                      and


                             THE BANK OF NEW YORK,

                                    Trustee



                          --------------------------

                           2005-1 SERIES SUPPLEMENT
                        Dated as of September 23, 2005

                          --------------------------


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         2005-1 SERIES SUPPLEMENT dated as of Septemeber 23, 2005 (this
"Supplement"), by and between PSE&G TRANSITION Funding II LLC, a Delaware limited liability company (the "Issuer"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), as Trustee under the Indenture dated as of Septemeber 23, 2005, between the Issuer and the Trustee (the "Indenture").

                             PRELIMINARY STATEMENT

         Section 9.01 of the Indenture provides, among other things, that the Issuer and the Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of a Series of BGS Transition Bonds and specifying the terms thereof. The Issuer has duly authorized the execution and delivery of this Supplement and the creation of a Series of BGS Transition Bonds with an initial aggregate principal amount of $102,700,000 to be known as the Issuer's BGS Transition Bonds, Series 2005-1 (the "Series 2005-1 BGS Transition Bonds"). All acts and all things necessary to make the Series 2005-1 BGS Transition Bonds, when duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture and this Supplement and issued by the Issuer, the valid, binding and legal obligations of the Issuer and to make this Supplement a valid and enforceable supplement to the Indenture have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly and lawfully authorized. The Issuer and the Trustee are executing and delivering this Supplement in order to provide for the Series 2005-1 BGS Transition Bonds.

         In order to secure the payment of principal of and interest on the Series 2005-1 BGS Transition Bonds issued and to be issued under the Indenture and/or any Series Supplement, the Issuer hereby confirms the Grant to the Trustee for the benefit of the Holders of the Series 2005-1 BGS Transition Bonds from time to time issued and Outstanding, of all of the Issuer's right, title and interest in, to and under the Collateral, including, without limitation, the BGS Bondable Transition Property transferred by the Seller to the Issuer as of the Initial Transfer Date pursuant to the Sale Agreement and all proceeds thereof.

         The Trustee, on behalf of the Holders of the Series 2005-1 BGS Transition Bonds, acknowledges the confirmation of such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties required in the Indenture and this Supplement.

         SECTION 1. Definitions.

         All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise.

         SECTION 2. Other Definitional Provisions.

         "Authorized Denominations" shall mean $1,000 and integral multiples of $1.00 above that amount, provided, however, that one BGS Transition Bond of each Class may have a denomination of less than $1,000.


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         "Calculation Period" means, with respect to a Payment Date, the period from and including the preceding Payment Date to but excluding such Payment Date, or in the case of the first Calculation Period, from and including the Series Issuance Date to but excluding the initial Payment Date.

         "Expected Sinking Fund Amortization Schedule" means Schedule A to this Supplement.

         "Expected Final Payment Date" means, with respect to any Class of the Series 2005-1 BGS Transition Bonds, the expected final Payment Date therefor, as specified in Section 4 of this Supplement.

         "Final Maturity Date" means, with respect to any Class of the Series 2005-1 BGS Transition Bonds, the final Payment Date thereof, as specified in
Section 4 of this Supplement.

         "Interest Rate" has the meaning set forth in Section 4 of this Supplement.

         "Overcollateralization Amount" has the meaning set forth in Section 5(d) of this Supplement.

         "Payment Date" has the meaning set forth in Section 5(a) of this Supplement.

         "Rating Agency" means any Rating Agency (as defined in the Indenture) rating the Series 2005-1 BGS Transition Bonds as of the Series Issuance Date.

         "Record Date" shall mean, with respect to any Payment Date, the Business Day prior to such Payment Date or, with respect to any Definitive BGS Transition Bonds, the last Business Day of the month preceding such Payment Date.

         "Required Capital Amount" has the meaning set forth in Section 5(e) of this Supplement.

         "Series Issuance Date" has the meaning set forth in Section 3(b) of this Supplement.

         SECTION 3. Designation; Series Issuance Dates.

         (a) Designation. The Series 2005-1 BGS Transition Bonds shall be designated generally as the Issuer's BGS Transition Bonds, Series 2005-1, and further denominated as Class A-1, Class A-2, Class A-3 and Class A-4.

         (b) Series Issuance Date. The Series 2005-1 BGS Transition Bonds that are authenticated and delivered by the Trustee to or upon the order of the Issuer on Septemeber 23, 2005 (the "Series Issuance Date") shall have as their date of authentication Septemeber 23, 2005.

         SECTION 4. Initial Principal Amount; Interest Rate; Expected Final Payment Date; Final Maturity Dates.

         The BGS Transition Bonds of each Class of the Series 2005-1 BGS Transition Bonds shall have the initial principal amounts, bear interest at the Interest Rates and have Expected Final Payment Dates and Final Maturity Dates as set forth below:



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              Initial
             Principal      Interest     Expected Final            Final
 Class         Amount         Rate        Payment Date         Maturity Date
--------  -------------   -----------  -------------------  --------------------
  A-1     $  25,200,000      4.18%      December 15, 2008    December 15, 2010
  A-2     $  35,000,000      4.34%      June 15, 2012        June 16, 2014
  A-3     $  20,000,000      4.49%      December 16, 2013    December 15, 2015
  A-4     $  22,500,000      4.57%      June 15, 2015        June 15, 2017

         SECTION 5. Payment Dates; Expected Sinking Fund Amortization Schedule for Principal; Interest; Overcollateralization Amount; Required Capital Amount.

         (a) Payment Dates. The Payment Dates for each Class of the Series 2005-1 BGS Transition Bonds are December 15 and June 15 of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on June 15, 2006 and continuing until the earlier of repayment of such Class in full and the applicable Final Maturity Date.

         (b) Expected Sinking Fund Amortization Schedule for Principal. Unless an Event of Default has occurred and is continuing and the unpaid principal amount of all Series of BGS Transition Bonds has been declared to be due and payable together with accrued and unpaid interest thereon, on each Payment Date the Trustee shall distribute to the Series 2005-1 BGS Transition Bondholders of record as of the related Record Date amounts payable in respect of the Series 2005-1 BGS Transition Bonds pursuant to Section 8.02(g) of the Indenture as principal, in accordance with the Expected Sinking Fund Amortization Schedule. Notwithstanding the foregoing, if one or more Classes did not receive principal on any prior Payment Date in accordance with the Expected Sinking Fund Amortization Schedule, such shortfalls of principal shall be paid prior to the payment of principal scheduled to be paid on the current Payment Date and shall be paid in the order in which such amounts were scheduled to be paid previously pursuant to the Expected Sinking Fund Amortization Schedule; provided, however, that in no event shall a principal payment pursuant to this Section 5(b) on any Class on a Payment Date be greater than the amount that reduces the Outstanding Amount of such Class of Series 2005-1 BGS Transition Bonds to the amount specified in the Expected Sinking Fund Amortization Schedule for such Class and Payment Date.

         (c) Interest. On each Payment Date after the initial Payment Date, interest will be payable on the Series 2005-1 BGS Transition Bonds in an amount equal to, with respect to the Series 2005-1 BGS Transition Bonds, Class A-1, Class A-2, Class A-3 and Class A-4 the number of days (determined on the basis of a 360-day year of twelve 30-day months and assuming that the 15th day is also a Business Day) from and including the preceding Payment Date to, but excluding, the current Payment Date, divided by 360, times the product of:

                  (i) the applicable Interest Rate times

                  (ii) the Outstanding Amount of the related Class of Series 2005-1 BGS Transition Bonds as of the close of business on the preceding Payment Date after giving



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         effect to all payments of principal made to the Holders of the related Class of Series 2005-1 BGS Transition Bonds on such preceding Payment Date.

         With respect to the initial Payment Date, interest will be payable in an amount equal to, with respect to the Series 2005-1 BGS Transition Bonds, Class A-1, Class A-2, Class A-3 and Class A-4 the number of days (determined on the basis of a 360-day year of twelve 30-day months) from and including the Series Issuance Date to, but excluding, the initial Payment Date, divided by 360, times the product of:

                  (i) the applicable Interest Rate for such Class times

                  (ii) the original principal amount of such Class of Series 2005-1 BGS Transition Bonds as of the Series Issuance Date.

         (d) Overcollateralization Amount. The Overcollateralization Amount for the Series 2005-1 BGS Transition Bonds shall be zero.

         (e) Required Capital Amount; Series 2005-1 Capital Subaccount. (i) The Required Capital Amount for the Series 2005-1 BGS Transition Bonds shall be $513,500.

                  (ii) Solely for tracing deposits to and withdrawals from the Series 2005-1 Capital Subaccount, the Series 2005-1 Capital Subaccount shall comprise two sub-subaccounts, designated "Capital Subaccount - A" and "Capital Subaccount - B". The original deposit to the Series 2005-1 Capital Subaccount in the amount of $513,500 shall be deposited to Capital Subaccount - A. No additional deposits shall be made to Capital Subaccount - A. Any additional deposits to the Series 2005-1 Capital Subaccount shall be made to Capital Subaccount
         - B. Any withdrawals from the Series 2005-1 Capital Subaccount shall be made from Capital Subaccount - B until no funds remain in Capital Subaccount - B and thereafter shall be made from Capital Subaccount - A.

         SECTION 6. Authorized Denominations. The Series 2005-1 BGS Transition Bonds shall be issuable in the Authorized Denominations.

         SECTION 7. Redemption. The Series 2005-1 BGS Transition Bonds shall not be subject to mandatory or optional redemption.

         SECTION 8. Credit Enhancement. No credit enhancement (other than the Overcollateralization Amount, the Required Capital Amount and any adjustments to the BGS Transition Bond Charge approved by the BPU as contemplated in the Servicing Agreement) is provided for the Series 2005-1 BGS Transition Bonds.

         SECTION 9. Trustee Policies. If at any time withdrawals from Capital Subaccount - A of the Series 2005-1 Capital Subaccount exceed in the aggregate $100,000, the Issuer shall, upon the written request of the Trustee, within thirty days after the date of such request, deliver to the Trustee and keep in force until this Indenture ceases to be of any further effect, one or more policies of insurance, surety bonds and/or letters of credit in the aggregate face amount of $5,000,000, which policies, surety bonds and/or letters of credit are sufficient to provide coverage for, and to ensure to the Trustee the payment of, all amounts due and owing to the


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Trustee under this Indenture (collectively, the "Trustee Policies"), subject to reasonable commercial availability and provided that the premiums or fees for the Trustee Policies shall not exceed $50,000 during any calendar year. The terms and conditions of the Trustee Policies shall be in form and substance reasonably acceptable to the Trustee and shall be issued by one or more carriers or issuers reasonably acceptable to the Trustee.

         SECTION 10. Delivery and Payment for the Series 2005-1 BGS Transition Bonds; Form of the Series 2005-1 BGS Transition Bonds. The Trustee shall deliver the Series 2005-1 BGS Transition Bonds to the Issuer when authenticated in accordance with Section 2.02 of the Indenture. The Series 2005-1 BGS Transition Bonds of Class A-1, Class A-2, Class A-3 and Class A-4 shall be in the form of Exhibit A hereto.

         SECTION 11. Administration Fee. The Administrator shall be paid by the Issuer a fee of $62,500 on each Payment Date with respect to the Series 2005-1 BGS Transition Bonds.

         SECTION 12. Confirmation of Indenture. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument.

         SECTION 13. Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         SECTION 14. Governing Law. This Supplement shall be construed in accordance with the laws of the State of New Jersey, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Supplement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                               PSE&G TRANSITION FUNDING II LLC, as Issuer



                               By:   /s/ MORTON A. PLAWNER
                                    -----------------------------------------
                                    Name:   MORTON A. PLAWNER
                                    Title:  VICE PRESIDENT and TREASURER
                                            and CHIEF FINANCIAL OFFICER




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                               THE BANK OF NEW YORK, not in its individual
                               capacity but solely as Trustee on behalf of the BGS Transition Bondholders,



                               By:    /s/  CATHERINE CERILLES
                                    -----------------------------------------
                                    Name:   CATHERINE CERILLES
                                    Title:  Assistant Vice President



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                                  SCHEDULE A
                  Expected Sinking Fund Amortization Schedule
                      Scheduled Amortization Requirement

                   All amounts are in United States Dollars

                      Class A-1       Class A-2      Class A-3       Class A-4
   Payment Date        Balance         Balance        Balance         Balance
   ------------        -------         -------        -------         -------
    Closing Date    $25,200,000     $35,000,000     $20,000,000    $22,500,000
       June 2006     21,895,688      35,000,000      20,000,000     22,500,000
   December 2006     17,494,585      35,000,000      20,000,000     22,500,000
       June 2007     13,197,021      35,000,000      20,000,000     22,500,000
   December 2007      8,099,690      35,000,000      20,000,000     22,500,000
       June 2008      3,473,104      35,000,000      20,000,000     22,500,000
   December 2008               -     33,298,504      20,000,000     22,500,000
       June 2009               -     28,493,039      20,000,000     22,500,000
   December 2009               -     23,077,240      20,000,000     22,500,000
       June 2010               -     18,043,929      20,000,000     22,500,000
   December 2010               -     12,419,882      20,000,000     22,500,000
       June 2011               -      7,163,343      20,000,000     22,500,000
   December 2011               -      1,315,120      20,000,000     22,500,000
       June 2012               -              -      15,827,419     22,500,000
   December 2012               -              -       9,749,547     22,500,000
       June 2013               -              -       4,019,834     22,500,000
   December 2013               -              -               -     20,203,248
       June 2014               -              -               -     14,224,538
   December 2014               -              -               -      7,660,270
       June 2015               -              -               -              -






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